Exhibit 99.1

DeVry Inc. to Acquire U.S. Education Corporation

Expands DeVry’s High-Quality Healthcare Offerings

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--DeVry Inc. (NYSE: DV), a global provider of educational services, today announced it will acquire U.S. Education Corporation (USEC) for $290 million in cash. USEC is the parent organization of Apollo College and Western Career College and is headquartered in Mission Viejo, California. Apollo College and Western Career College prepare students for careers in healthcare through certificate and associate degree programs in such rapidly growing fields as nursing, ultrasound and radiography technology, surgical technology, veterinary technology, pharmacy technology, dental hygiene, and medical and dental assisting. The two colleges operate 17 campus locations in the western United States and currently serve more than 8,700 students and have more than 65,000 alumni.

The acquisition of USEC, with preliminary fiscal 2008 revenue of $144 million, is consistent with DeVry’s strategy of increased vertical diversification in the healthcare field and expanded offerings at the pre-baccalaureate level. Nationwide, student enrollment in associate degree and certificate programs is larger than in any other postsecondary degree level. Further, the two organizations have highly compatible cultures built around a long-standing commitment to high-quality academic programs, compelling student outcomes and a strong reputation for ethical business practices, management integrity and regulatory quality.

“The high quality programs and experienced management teams at USEC, Apollo College and Western Career College provide us the perfect opportunity to further expand our program offerings in the high demand healthcare industry,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We look forward to welcoming USEC’s management and employees as the newest members of the DeVry family, and to working closely with them as we continue to deliver high-quality educational programs.”

George Montgomery, President and Chief Executive Officer of USEC, said, “This transaction is strategically compelling, delivering benefits to both our students and employees. Employees will have the opportunity to be part of an even more dynamic and growing organization. In addition, our students will be able to benefit from DeVry’s vast resources, including its online capabilities and over 75 years of experience in educational excellence. We have great respect for DeVry as our purposes, values and cultures complement each other extremely well. We are excited about joining the DeVry team.”

There is a huge unmet demand for well-trained, licensed healthcare professionals. Demographic trends point to accelerating demand for healthcare professionals in the coming years as the aging baby boomers require greater healthcare services. As a result, nursing and other medical-related professions represent high-growth, attractive career opportunities.

Hamburger added, “We expect the addition of Apollo College and Western Career College to be marginally dilutive to earnings by about $0.01 per share in fiscal 2009 primarily because of amortization expense, and accretive to earnings in fiscal 2010 and beyond. There is also the opportunity to realize cost and revenue synergies longer term through co-locations, marketing, and using DeVry’s strong online capabilities to add such programs to USEC.”

Terms of the Transaction

Under the terms of the agreement, which has been approved by the boards of directors of both companies, DeVry will pay the purchase price of $290 million in cash in exchange for all outstanding shares of USEC, subject to customary purchase price adjustments.

DeVry intends to finance the acquisition through a combination of cash and debt, utilizing its existing credit facility and potentially borrowing against its holdings of auction rate securities. The transaction is subject to regulatory approvals and customary closing conditions. The transaction is not conditioned on financing and is expected to close during September 2008.

The majority shareholders of USEC are Chicago Growth Partners and ClearLight Partners, LLC. Credit Suisse acted as financial advisor to DeVry Inc. and Winston & Strawn LLP served as DeVry Inc.’s legal counsel. BMO Capital Markets acted as financial advisor to U.S. Education Corporation and Kirkland & Ellis LLP served as U.S. Education Corporation’s legal counsel.

Once the acquisition has been completed, these schools will join Ross University and Chamberlain College of Nursing as part of DeVry’s Medical and Healthcare segment.

Conference Call and Webcast Information

DeVry will host a conference call on July 30, 2008, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time) to discuss the transaction. The conference call will be led by Daniel Hamburger, DeVry’s president and chief executive officer. Also participating in the call will be George Montgomery, president and chief executive officer of U.S. Education Corporation.

A slide presentation will accompany management’s remarks. The presentation is accessible through the investor relations section of DeVry’s Web site at: http://www.investors.devry.com/phoenix.zhtml?c=93880&p=irol-irhome.

For those wishing to participate by telephone, dial 800-510-9836 (domestic) or 617-614-3670 (International). DeVry will also broadcast the conference call live via the Internet. Interested parties may access the Webcast through the link noted above. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The company will archive a telephone replay of the call until August 31, 2008. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 47676336. To access the Webcast replay, please visit the company's Web site, or http://www.investors.devry.com/phoenix.zhtml?c=93880&p=irol-irhome.

About DeVry Inc.

DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.

About U.S. Education Corporation

U.S. Education Corporation’s programs, offered through Apollo College and Western Career College, prepare students for careers in healthcare through certificate and associate degree programs. The company’s colleges provide career-focused, outcome-based, postsecondary education and training. The colleges offer a diverse range of programs, including: biotechnology laboratory technology, dental assisting, physical therapy technology, massage therapy, healthcare administration and information technology, licensed practical nursing, medical radiography, pharmacy technology, registered nursing, respiratory therapy, surgical technology, ultrasound technology, veterinary technology, vocational nursing, graphic design and criminal justice. Apollo College was founded in 1976 and its campuses are located in Phoenix, Mesa, Tucson, Albuquerque, Las Vegas, Portland, Spokane, and Boise. Western Career College enrolled its first student in 1967 and has campuses located in Northern California in Antioch, Emeryville, Citrus Heights, Pleasant Hill, Sacramento, San Jose, San Leandro, and Stockton. For more information, visit http://www.useducationcorp.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2007 and filed with the Securities and Exchange Commission on August 24, 2007.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Sard Verbinnen & Co.
Media Contact:
Michelle Yokoyama
myokoyama@sardverb.com
312-895-4701